UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2025

HYPERION DEFI, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38365	47-1178401
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23461 South Pointe Drive, Suite 390, Laguna Hills, CA 92653

(Address of Principal Executive Offices, and Zip Code)

(833) 393-6684

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)
Common stock, $0.0001 par value	HYPD	The Nasdaq Stock Market (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 29, 2025, the Board of Directors (the “Board”) of Hyperion DeFi, Inc. (the “Company”) appointed David Knox to the positions of Chief Financial Officer, Treasurer and Secretary of the Company.

Mr. Knox (age 36) joins the Company from PayPal Holdings, Inc. (“PayPal”), where he served as Head of Capital Markets and Head of Finance for Global Credit and Financial Services from April 2024 to September 2025. In his dual role at PayPal, Mr. Knox was responsible for supporting the profitable growth of the company’s lending segments under a “balance sheet light” strategic imperative, while also executing core FP&A responsibilities with robust governance and reporting across the PayPal and Venmo global financial services platforms.

Prior to his time at PayPal, from June 2020 to March 2024, Mr. Knox served multiple roles at SoFi Technologies, Inc. including Vice President of Capital Markets and Business Lead for Refi Student Loans. Mr. Knox was Director at Cantor Fitzgerald from September 2018 to June 2020, where he provided capital markets structuring and advisory services across mortgage-backed and asset-backed finance transactions. Mr. Knox also held prior roles in lending and capital markets at Hudson Advisors L.P. and the Royal Bank of Scotland. Mr. Knox holds a bachelor’s degree from the University of Connecticut and is an alumnus of the Harvard Business School.

There are no arrangements or understandings between Mr. Knox and any other persons pursuant to which he was appointed as Chief Financial Officer (principal financial officer), Treasurer and Secretary of the Company, and there is no family relationship between Mr. Knox and any director or executive officer of the Company. There are no transactions between the Company and Mr. Knox that are disclosable pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment as Chief Financial Officer, Treasurer and Secretary, Mr. Knox entered into an executive employment agreement with the Company (the “Employment Agreement”). Pursuant to the Employment Agreement, the Company will pay Mr. Knox an initial salary of $400,000 and a one-time sign on bonus in the amount of $75,000. Mr. Knox also received an inducement equity award (the “Inducement Award”) consisting of 100,000 restricted stock units, which will vest in two equal installments on the sixth month and first year anniversaries of the grant date, subject to Mr. Knox’s continued employment with the Company on the applicable vesting dates. The Inducement Award is being granted in accordance with Nasdaq Listing Rule 5635(c)(4). Mr. Knox also received a grant of 200,000 restricted stock units, or two grants each comprised of 100,000 restricted stock units (the “Milestone Grants”), pursuant to the Company’s 2018 Omnibus Stock Incentive Plan, as amended, subject to the Company reaching certain milestones described in the Employment Agreement. Each Milestone Grant will vest in equal quarterly installments over the 12-month period following the date the applicable milestone is achieved, subject to Mr. Knox’s continued employment with the Company on the applicable vesting dates.

Mr. Knox’s employment is “at will” and has no set term. If Mr. Knox’s employment is terminated, Mr. Knox will be entitled to receive the Accrued Obligations (as defined in the Employment Agreement).

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 29, 2025, the Company issued a press release announcing the appointment of Mr. Knox as Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description
10.1	Employment Agreement by and between Hyperion DeFi, Inc. and David Knox, dated as of September 8, 2025
99.1	Press release dated September 29, 2025
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERION DEFI, INC.

Date: September 29, 2025	/s/ Hyunsu Jung
Hyunsu Jung
Interim Chief Executive Officer